Kirkpatrick & Lockhart LLP
                          1800 Massachusetts Avenue, NW
                                    2nd Floor
                              Washington, DC 20036


                                                                Exhibit 23(I)(b)

                                 April 30, 1999


Legg Mason Global Trust, Inc.
100 Light Street
Baltimore, MD  21202


Dear Sir or Madam:

        We hereby consent to the incorporation by reference of our opinions dated February 15, 1996, March 31, 1993, and November 28, 1994, regarding certain matters in connection with the issuance of shares by Legg Mason Emerging Markets Trust, Legg Mason Global Government Trust, and Legg Mason International Equity Trust, respectively, each a separate series of shares of Legg Mason Global Trust, Inc. ("Company"), in Post-Effective Amendment No. 15 to the Company's Registration Statement, to be filed with the Securities and Exchange Commission on April 30, 1999. We also consent to the reference to our firm under the caption "The Corporation's Legal Counsel" in the Statement of Additional Information.

                                   Sincerely,


                                   KIRKPATRICK & LOCKHART LLP


                                   By: /s/ Arthur C. Delibert
                                   --------------------------
                                   Arthur C. Delibert